Exhibit 99.1

Regional Health Properties Announces a 1-for-12 Reverse Stock Split of Its Common Stock

ATLANTA, GA, December 28, 2018— Regional Health Properties, Inc. (“Regional”) (NYSE American: RHE) (NYSE American: RHEpA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, announced today that, at Regional’s 2018 Annual Meeting of Shareholders held on December 27, 2018 (the “Annual Meeting”), Regional’s shareholders approved a proposal to amend Regional’s Articles of Incorporation to effect a reverse stock split of Regional’s common stock at a ratio of between one-for-six and one-for-twelve, as determined by Regional’s Board of Directors in its sole discretion. Following the Annual Meeting, Regional’s Board of Directors formally authorized a one-for-twelve reverse stock split of the common stock which will be effective at 11:59 p.m. on December 31, 2018.

The reverse stock split will not reduce the number of shares of common stock currently authorized under Regional’s Articles of Incorporation (which is 55,000,000 shares), although it will reduce the number of shares of common stock outstanding by a factor of twelve.

Regional’s common stock will begin trading on a split-adjusted basis when markets open on January 2, 2019. Regional’s common stock will continue to trade on the NYSE American under the symbol “RHE,” although a new CUSIP number (75903M 309) has been assigned to it as a result of the reverse stock split.

No fractional shares will be issued in connection with the reverse stock split. Shareholders otherwise entitled to receive fractional share(s) as a result of the reverse stock split will receive an additional whole share of the common stock.  Additional information about the reverse stock split can be found in Regional’s definitive proxy statement on Schedule 14A and supplement thereto, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 9, 2018 and December 21, 2018, respectively. These filings are available free of charge at the SEC’s website, www.sec.gov.

About Regional Health Properties

Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA) is the successor to AdCare Health Systems, Inc., and is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. Regional Health Properties currently owns, leases or manages for third parties 30 facilities.

For more information, visit www.regionalhealthproperties.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, those statements regarding the timing and anticipated impact of the reverse stock split of Regional’s common stock.

Regional does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on Regional’s forward-looking statements. There are a number of important factors that could cause Regional’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in Regional’s Annual Report on Form 10-K for the period ended December 31, 2017, and Regional’s subsequent filings with the SEC. Although Regional may elect to do so at some point in the future, Regional does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contacts	Investor Relations
E. Clinton Cain	Brett Maas
Interim Chief Financial Officer, Senior Vice President, and Chief Accounting Officer	Managing Partner
Regional Health Properties, Inc.	Hayden IR
Tel (678) 368-4373	Tel (646) 536-7331
clinton.cain@regionalhealthproperties.com	brett@haydenir.com